UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Essex Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ESSEX CORPORATION

Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders of Essex Corporation to be held at The Great Room at Historic Savage Mill, 8600 Foundry Street, Savage, Maryland on Thursday, June 22, 2006 at 10:00 a.m. We invite you to arrive at 9:30 a.m. to visit with Essex management. A continental breakfast will be served.

As discussed in this Proxy Statement, the matters to be acted on at the Annual Meeting are: the election of directors, the ratification and approval of an amendment to the 2004 Stock Incentive Plan, and the ratification of the appointment of the independent registered public accounting firm. Additionally, there will be a presentation reviewing the Company’s performance in 2005 and first quarter 2006. There will also be an opportunity for stockholders to present questions to management and to a representative of the Company’s independent registered public accounting firm.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the consolidated financial statements, is enclosed. Such report and consolidated financial statements are not a part of this Proxy Statement.

Whether or not you plan to attend, we request that your shares of stock be represented and voted at the Annual Meeting. You can accomplish this by completing, signing, dating and promptly returning your proxy in the enclosed envelope. Or use the internet to transmit your voting instructions at www.proxyvote.com. Please mark your proxy card carefully.

Your stock will be voted in accordance with the instructions you have given in your proxy. If you are a stockholder of record and are present at the Annual Meeting, you may withdraw your proxy and cast your ballot in person at that time if you so desire.

Respectfully yours,

Leonard E. Moodispaw

Chairman, President & Chief Executive Officer

Columbia, Maryland

May 15, 2006

ESSEX CORPORATION

6708 Alexander Bell Drive

Columbia, Maryland 21046

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Essex Corporation (“Essex” or the “Company”), a Virginia corporation, will be held at 10:00 a.m., Thursday, June 22, 2006, at The Great Room at Historic Savage Mill, 8600 Foundry Street, Savage, Maryland, for the following purposes:

1.	To elect eight (8) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify and approve the amendment and restatement of the Company’s 2004 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 1,300,000 to 1,800,000 shares;

3.	To ratify the appointment of the Company’s independent registered public accounting firm; and

4.	To transact such other business as may properly come before the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting.

The Board of Directors has fixed the close of business on May 3, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

The approximate date on which the Proxy Statement and form of proxy are first sent or given to stockholders is May 22, 2006.

Please indicate your vote, date and sign the enclosed proxy card and promptly return it in the enclosed pre-addressed envelope. Or use the internet to transmit your voting instructions at www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. The prompt voting of proxies will assure a quorum and reduce solicitation expenses. If you are a stockholder of record and are personally present at the Annual Meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

BY ORDER OF THE BOARD OF DIRECTORS

KIMBERLY J. DECHELLO

Secretary

Columbia, Maryland

May 15, 2006

ESSEX CORPORATION

6708 Alexander Bell Drive

Columbia, Maryland 21046

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2006

The enclosed proxy is furnished to the holders of common stock, no par value (the “Common Stock”), of Essex Corporation (“Essex” or the “Company”) and is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 22, 2006 and at any adjournments thereof (the “Annual Meeting”). The approximate date on which the Notice of Annual Meeting, Proxy Statement and proxy card are first sent or given to stockholders is May 22, 2006.

The shares represented by all properly executed proxies will be voted at the Annual Meeting in accordance with instructions thereon. If no instructions are indicated, the proxy will be voted “FOR” the nominees for director listed under the caption “Proposal 1” herein (“Proposal 1”); “FOR” ratification and approval of the amendment and restatement of the Company’s 2004 Stock Incentive Plan to increase the number of shares reserved for the issuance thereunder from 1,300,000 shares to 1,800,000 (“Proposal 2”); and “FOR” ratification of the appointment of the Company’s independent registered public accounting firm (“Proposal 3”). The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals. All valid proxies obtained will be voted at the discretion of the Board of Directors with respect to any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on May 3, 2006 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

As of the Record Date, there were outstanding 21,652,887 shares of the Common Stock. Holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of at least one-third of the shares outstanding as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. The nominees to be selected as directors named in Proposal 1 must receive a plurality of the votes cast at the Annual Meeting with respect to Proposal 1. Proposals 2 and 3 must receive a greater number of affirmative votes than negative votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the proposals because broker non-votes will not be considered as present or voting and abstentions will be counted only for purposes of determining whether there is a quorum.

Proxies may be revoked before they are voted at the Annual Meeting by giving written notice of revocation to the Secretary, by submission of a proxy bearing a later date, or by attending the Annual Meeting in person and voting by ballot.

The cost of preparing and mailing this Proxy Statement and the accompanying proxy card will be borne by the Company and the Company will pay the cost of soliciting proxies. In addition to solicitation by mail, certain officers and regular employees of the Company and employees of the Company’s Transfer Agent, Registrar and Transfer Company, or Proxy Solicitation firm, InvestorCom, Inc., may solicit the return of proxies by telephone, telegram or in person. The Company will also reimburse brokers, nominees and other fiduciaries for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock and soliciting them to execute proxies.

Any document referenced in this Proxy Statement is available without charge to any stockholder of record upon request. All requests shall be made either in writing, and directed to the Company at its main office address, 6708 Alexander Bell Drive, Columbia, MD 21046, or orally and directed to the Secretary at 301-939-7000.

VOTING SECURITIES AND PRINCIPAL HOLDERS

General

The voting securities of the Company consist of Common Stock. On the Record Date there were 21,652,887 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.

Voting Securities

The following table and accompanying notes set forth as of May 3, 2006, information with respect to the beneficial ownership of the Company’s voting securities by (i) each person or group who beneficially owns more than 5% of the voting securities, (ii) each of the directors of the Company, (iii) each of the officers of the Company named in the Summary Compensation Table set forth below, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership (1)	Percentage of Outstanding Shares of Common Stock Beneficially Owned
John G. Hannon (2)	1,949,498	9.0
Terry M. Turpin (3)	497,193	2.3
Leonard E. Moodispaw (4)	456,450	2.0
Lisa G. Jacobson (5)	47,500	**
Rudy Liskovec (6)	33,547	**
James J. Devine (7)	16,900	**
Robert W. Hicks (8)	78,700	**
Anthony M. Johnson (9)	7,000	**
Ray M. Keeler (10)	43,500	**
Marie S. Minton (11)	21,000	**
Arthur L. Money (12)	36,000	**
The Hannon Family LLC (13)	1,438,973	6.7
Franklin Resources, Inc. (14)	1,326,530	6.1
Brookside Capital Partners Fund, L.P. (15)	1,231,000	5.7
AXA Financial, Inc (16)	1,171,140	5.4
All Directors and Executive Officers as a Group (16 persons) (17)	3,330,569	14.7

*	Except as noted below, all beneficial owners are directors and/or officers of the Company and can be reached c/o Essex Corporation, 6708 Alexander Bell Drive, Columbia, MD 21046.
**	Less than 1%.
(1)	The shares listed above and included in the footnotes below include options and rights to acquire shares within sixty (60) days and shares held of record by the Essex Corporation Retirement Trust as to which shares the respective participant has disposition and voting rights. The percentage ownership is computed based upon the number of shares which would be outstanding if such options and rights were exercised.

(2)	John G. Hannon is a Director of the Company. Of the shares of Common Stock shown as beneficially owned, 510,525 are owned directly by Mr. Hannon. In addition, The Hannon Family LLC owns 1,438,973 shares of Common Stock which may be deemed to be beneficially owned by Mr. Hannon.
(3)	Terry M. Turpin is a Director, Senior Vice President and Chief Scientist of the Company. Of the shares shown as beneficially owned, 232,000 represent presently exercisable rights to acquire Common Stock through stock options.
(4)	Leonard E. Moodispaw is President, Chairman of the Board, Chief Executive Officer and a Director of the Company. Of the shares shown as beneficially owned, 395,000 represent presently exercisable rights to acquire Common Stock through stock options.
(5)	Lisa G. Jacobson is Executive Vice President and Chief Financial Officer of the Company. Of the shares shown as beneficially owned, 47,500 represent presently exercisable rights to acquire Common Stock through stock options.
(6)	Rudy Liskovec is Vice President of the Company. Of the shares shown as beneficially owned, 33,547 represent presently exercisable rights to acquire Common Stock through stock options.
(7)	James J. Devine is Executive Vice President and General Manager of the Company. Of the shares shown as beneficially owned, 16,900 represent presently exercisable rights to acquire Common Stock through stock options.
(8)	Robert W. Hicks is a Director of the Company. Of the shares shown as beneficially owned, 38,500 represent presently exercisable rights to acquire Common Stock through stock options.
(9)	Anthony M. Johnson is a Director of the Company. Of the shares shown as beneficially owned, 7,000 represent presently exercisable rights to acquire Common Stock through stock options.
(10)	Ray M. Keeler is a Director of the Company. Of the shares shown as beneficially owned, 34,500 represent presently exercisable rights to acquire Common Stock through stock options.
(11)	Marie S. Minton is a Director of the Company. Of the shares shown as beneficially owned, 21,000 represent presently exercisable rights to acquire Common Stock through stock options.
(12)	Arthur L. Money is a Director of the Company. Of the shares shown as beneficially owned, 36,000 represent presently exercisable rights to acquire Common Stock through stock options.
(13)	Consists of 1,438,973 shares directly held by The Hannon Family LLC. Mr. John G. Hannon is the managing person of this entity.
(14)	Based on a Schedule 13G filed with the SEC on February 7, 2006. Franklin Resources, Inc. address is One Franklin Parkway, Building 920, San Mateo, CA 94403.
(15)	Based on a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 21, 2006. Brookside Capital Partners Fund, L.P., address is 111 Huntington Avenue, Boston, MA 02199.
(16)	Based on a Schedule 13G filed with the SEC on February 14, 2006. AXA Financial Inc, address is 1290 Avenue of the Americas, New York, NY 10104.
(17)	Of the shares shown as beneficially owned, 987,847 represent presently exercisable rights to acquire Common Stock through stock options.

THE BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our Board of Directors consists of eight individuals. Directors are elected annually, and each director holds office for a one-year term. The Board generally meets quarterly. Additionally, our bylaws provide for special meetings and, as also permitted by Virginia law, board action may be taken without a meeting upon unanimous written consent of all directors.

Our Board has determined that, with the exception of Mr. Moodispaw and Mr. Turpin, all of its members are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market, Inc. (the “Nasdaq”). At each meeting of the Board of Directors, time is set aside for the independent directors to meet without management present.

Our Board of Directors has adopted a policy providing that any transaction or series of similar transactions entered into between us (or any of our subsidiaries) and one or more of our executive officers, directors or greater than five percent stockholders, an immediate family member of any of the foregoing persons, or an entity in which any of the foregoing persons has or have a direct or indirect material interest, must be approved by a majority of the directors who do not have an interest in such transaction(s), if the amount involved in the transaction(s) exceeds $60,000.

The Board has two standing Committees: the Audit Committee and the Ethics Committee.

Audit Committee. Our audit committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and composed of the following three directors: Messrs. Hicks and Keeler and Ms. Minton. Messrs. Hicks and Keeler and Ms. Minton are independent directors within the meaning of the independence standards of audit committee members of SEC Rule 10A-3(b) under the Exchange Act in addition to the current Nasdaq listing rules. The Board of Directors has determined that Ms. Minton is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended.

The primary responsibilities of the Audit Committee are to:

•	Oversee management’s conduct of our financial reporting process and systems of internal accounting and financial control;

•	Monitor the independence and performance of our outside auditors;

•	Provide an avenue of communication among the outside auditors, management and our Board of Directors;

•	Make reports and recommendations to our Board and our stockholders as necessary under the rules of the Securities and Exchange Commission or as otherwise within the scope of its functions; and

•	Oversee and, where appropriate, report to our Board on our review of and response to any government audit, inquiry or investigation, as they determine to be appropriate.

•	Accept calls from any employee who wishes to confidentially report activities or incidents that they believe may be contrary to Essex policies or that may be in violation of any laws or regulations related to Company operations, directly to the Audit Committee.

The Board has adopted a written charter for the Audit Committee that complies with Nasdaq’s listing standards. The Board may consider further changes to the Audit Committee’s charter and designated responsibilities as it deems necessary and appropriate. The Audit Committee held seven meetings in 2005.

Ethics Committee. Mr. John G. Hannon and Mr. Leonard E. Moodispaw compose our Ethics Committee. The primary responsibilities of the Ethics Committee are to:

•	Advise our management and the entire Board of Directors of means of ensuring that we adhere to the highest ethical standards in our day to day operations;

•	Ensure that a positive working environment is created and maintained for all our employees and that those employees are challenged to meet such a standard;

•	Provide a forum for advice to our management and any of our employees to consider ethical issues; and

•	Recommend to our management and the entire Board of Directors means of training managers and employees.

Compensation Determinations

Nasdaq allows companies to have a separate Compensation Committee or have independent directors of the Board vote on compensation related items. The Board agreed as a whole to have independent directors act as the Compensation Committee beginning March 16, 2004. The independent directors of the Board recommend to the full Board the levels of compensation to be paid to the Chief Executive Officer and our executive officers and the full Board of Directors finally determines such compensation. The directors performing these functions are Messrs. Hannon, Hicks, Johnson, Keeler and Money and Ms. Minton, all independent directors within the meaning of current Nasdaq listing requirements (the “Independent Directors”).

Director Nomination Process

The Company’s Independent Directors also perform the functions of a nominating committee in lieu of a formal committee. The Board believes it is more effective for the Independent Directors to manage the process of structuring the Board and nominating candidates than to delegate to a committee. Because a majority of the Board are independent, this decision saves time and cost for the entire Board. The Board of Directors has not adopted a formal charter pursuant to which the Independent Directors perform the functions of a nominating committee.

The Independent Directors review potential candidates for the Board of Directors and recommend any nominees to the Board of Directors for their consideration. In reviewing potential candidates for the Board, the Independent Directors consider among other things, the individual’s experience, the needs of the Company for an additional or replacement director, and the candidate’s interest in the business of the Company.

The Independent Directors utilize a variety of methods for identifying and evaluating potential nominees to the Board of Directors. Recommendations may come from current Board members, professional search firms, members of management, stockholders or other persons. In assessing the qualifications of potential nominees, the Independent Directors may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third-party background and reference checks and on such other due diligence information as is reasonably available.

The Company welcomes nominations from stockholders and encourages interested stockholders to submit candidates to the Independent Directors through the Secretary. The Company did not receive any recommended nominees from any stockholder in connection with the previous year’s annual meeting. Stockholders can send nominations by e-mail to kim.dechello@essexcorp.com, by fax to (443) 259-2539 or by mail to Kim DeChello, Corporate Secretary, Essex Corporation, 6708 Alexander Bell Drive, Columbia MD 21046.

Code of Ethics

The Company has adopted a Code of Ethics which applies to all employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company has posted a copy of its Code of Ethics on its website at www.essexcorp.com. Any person may receive a copy of this Code of Ethics at no charge by contacting the Company’s Chief Administrative Officer, c/o Human Resources Department via mail or by phone at 1-800-533-7739. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics, by posting such information on our website at the address above.

In addition to the Code of Ethics, the Company has established the INTOUCH network whereby employees may anonymously contact INTOUCH, an independent firm, to report activities or incidents that they believe may be contrary to Essex policies or that might be in violation of any laws or regulations related to Company operations. INTOUCH may be contacted via e-mail at tellessex@getintouch.com or by phone at 1-877-301-7248.

Communication between Stockholders and Directors

The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary. Stockholders can send communications by e-mail to kim.dechello@essexcorp.com, by fax to (443) 259-2539 or by mail to Kim DeChello, Corporate Secretary, Essex Corporation, 6708 Alexander Bell Drive, Columbia MD 21046. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Attendance at Board Meetings and Annual Meeting

The Board of Directors held four meetings during 2005. Each Director attended more than 75% of the total number of meetings of the Board and committees on which they served.

It is the policy of the Company and Board of Directors that all directors attend the Annual Meeting of Stockholders and be available for questions from the stockholders. All sitting directors nominated for election were in attendance at the 2005 Annual Meeting of Stockholders. It is anticipated that all directors nominated for election at the 2006 Annual Meeting of Stockholders will be in attendance at that meeting.

Director Compensation

Employee members of the Board of Directors receive no additional compensation for their participation on the Board of Directors. Non-employee members of the Board of Directors receive a maximum of $1,500, which was increased with the approval of the Board of Directors on February 23, 2006 to $2,000, for each Board meeting and $750 for each Board committee meeting they attend. Such members are also reimbursed for travel expenses incurred in connection with their attendance at Board and committee meetings. Two members of the Board of Directors, Marie S. Minton and Arthur L. Money, receive $1,500, which was increased with the approval of the Board of Directors on February 23, 2006 to $2,000, per month for providing additional advisory services to the Chief Executive Officer and the Chief Financial Officer. In addition, all members of the Board of Directors are eligible to participate in the Company’s stock option plans. Mr. Hannon has waived his right to receive any Board fees.

REPORT OF THE INDEPENDENT DIRECTORS OF ESSEX CORPORATION ON

EXECUTIVE COMPENSATION

The Company has established a committee of its independent directors (the “Committee”) to assist the Board of Directors in fulfilling its oversight responsibilities relating to compensation of the Company’s executives. The independent directors of the Board recommend to the full Board the levels of compensation to be paid to the Company’s Chief Executive Officer and other executive officers and the full Board of Directors finally determines such compensation.

The Company’s executive compensation program is designed to attract and retain executives responsible for the Company’s long-term success, to reward executives for achieving both financial and strategic company goals, to align executive and stockholder interests through long-term, equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. As a result, a substantial portion of each executive’s total compensation is intended to be variable and to be tied closely to the achievement of specific business objectives and corporate financial goals, as well as the attainment of the executive’s individual performance objectives. The Company’s executive compensation program also takes into account the compensation practices of companies with whom Essex competes for executive talent.

The three key components of the Company’s executive compensation program are base salary, variable incentive compensation, and long-term incentive awards in the form of stock options. Overall compensation is intended to be competitive for comparable positions at peer companies.

Base Salary. Each year a Company-wide target is set for merit increases. This is based upon the Company’s performance, which may include the Company’s financial performance relative to prior year plan, its competitive position and its prospects for the coming year, all in light of industry and economic conditions. Proposed executive salaries take this target into account along with the individual executive’s level of responsibility, experience and performance. In determining whether the proposed base salaries are appropriate, our Committee compares them to salary compensation at comparably sized companies in the electronics and software industries on both the national level and the local area. To track these considerations, we rely on salary surveys conducted by third parties, SEC filings and our own knowledge of compensation at companies in this area. In fiscal 2005, the Committee also retained a third party compensation consultant to advise it on appropriate salary levels for our executive officers.

It is our policy not to pay the Company’s Chief Executive Officer at the highest level relative to his peers but rather to set his compensation on a basis relative to the other members of the Company’s senior management team. We believe that this gives the Company the opportunity to attract and retain talented managerial employees both at the senior executive level and below.

Bonus. The management incentive policy is designed to reward the Company’s executives for the achievement of shorter-term financial goals, principally increases in pre-tax income and gross revenue targets. It is our general philosophy that management be rewarded for their performance as a team in the attainment of these goals, rather than individually. Although each executive officer is eligible to receive an award under the plan, the granting of the awards to any individual or the officers as a group is entirely at the discretion of our Committee. We may choose to award the bonus or not, and decide on the actual level of the award in light of all relevant factors after completion of the fiscal year.

At the beginning of fiscal 2005, our Committee set guidelines for bonus awards based primarily upon the Company’s achievement of pre-tax income performance goals relative to the Company’s financial plan for fiscal 2005. The bonus payable to each executive officer for fiscal 2005 was based on a percentage of each officer’s base salary, depending on our achievement of the level of pre-tax income established in our financial plan for fiscal 2005, and the achievement of personal goals informally established with each of these executives such as achieving a specific product performance stage or receiving a strategically significant contract award. We believe this method of reward strikes the right balance between incentive and reward, without offering undue incentives to management to make short-term decisions that could be harmful in the long run.

Stock Option and Equity Incentive Programs. We intend that the Company’s stock option program be the primary vehicle for offering long-term incentives and rewarding and retaining the Company’s executives and key employees. Because of the direct relationship between the value of an option and the market price of the Company’s common stock, we believe that granting stock options motivates the executives to manage the Company in a manner that is consistent with the interests of the Company and its stockholders. Our goal is to enable members of the program to participate in the Company’s success commensurate with their contributions. We want the Company’s executives to achieve a meaningful equity stake in the Company through their participation in the option program.

The Company grants stock awards to key employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. However, there is no set formula for the granting of awards to individual executives or employees. We generally grant stock awards in conjunction with our review of the individual performance of key executives, including the Chief Executive Officer, and their contributions to the Company.

In each of the past three fiscal years, we have granted on average options to purchase 3.3% of the outstanding shares of the Company’s common stock. Of this amount, less than one quarter has been granted to the named executive officers, and the balance has been granted to other officers, directors, consultants and employees. During fiscal year 2005, approximately 620 employees received stock option awards to purchase an aggregate of 3.7% of the outstanding shares, including the named executive officers, who received options to acquire an aggregate of 110,500 shares or 14.1% of the total options granted in fiscal 2005.

In connection with the Company’s stock incentive plans, participants may use shares to exercise their options or to pay taxes at the applicable statutory minimum rate on non-statutory options. The purpose of this program is to encourage the Company’s officers to hold rather than sell their shares of common stock.

Perquisites. The Company’s executives are entitled to few benefits that are not otherwise available to all employees. In this regard it should be noted that the Company does not provide pension arrangements, post-retirement health coverage, “golden parachutes”, or similar benefits for the Company’s executives or employees.

The perquisites the Company provided in fiscal 2005 are as follows. All employees who participated in the Essex Retirement Plan and Trust plan are eligible for an employer matching contribution of up to 4.5% of eligible employee compensation under the salary reduction feature of the plan. Each of the executives participated in the 401(k) plan and received the full 4.5% match. Our health and insurance plans are the same for all employees and executives. Employees pay approximately 10% of the health premium. One named executive, James J. Devine, is provided with an annual physical as an additional perquisite. In addition, named executive officers are permitted a reimbursement of up to $500 for assistance in tax planning with respect to exercising stock options and the preparation of the alternative minimum tax forms.

Compensation of Chief Executive Officer. In fiscal year 2005, Leonard E. Moodispaw served as the Company’s Chief Executive Officer. He received a salary of $288,496 and earned bonus compensation of $100,000. In determining whether or not to pay Mr. Moodispaw bonus compensation for fiscal 2005 and at what level to pay it, the Committee used the criteria described above under “Bonus”.

Mr. Moodispaw routinely declines such perquisites available to employees as reimbursement for mobile phone expenses, local mileage and tolls and tax planning expense reimbursement.

During 2005, we recommended the following compensation package for Mr. Moodispaw:

•	An increase in salary to $350,000 a year, retroactive to January 1, 2005.

•	An annual cash bonus of up to $150,000 based on targets established by the Independent Directors for each fiscal year.

•	An additional annual bonus, if net income targets are exceeded, payable 50% in cash and 50% in restricted stock that vests in one year.

•	A one-time cash bonus of $250,000 to compensate Mr. Moodispaw for achieving a variety of Company goals during his tenure as Chief Executive Officer; and certain periods during which he was employed by the Company but received little or no cash compensation for his services, because the Company was unable to pay cash compensation.

•	The grant of 400,000 performance-based common stock options with a graded vesting schedule over a 6-year period based on the achievement of certain revenue and net income targets.

To mitigate the impact to profitability and to ensure a sufficient cash bonus pool for other management and employees, Mr. Moodispaw declined to accept the package proposed. Instead, after further discussions with Mr. Moodispaw, the Committee recommended and he accepted, an increase to salary to $350,000 beginning July 1, 2005 without the retroactive feature. In February 2006, Mr. Moodispaw and the Committee agreed to the following benefits, in addition to the salary increase:

•	A bonus payment of $50,000 in lieu of the $150,000 annual cash bonus.

•	A bonus payment of $50,000 in lieu of the $250,000 one-time bonus.

The Committee feels that the best long-term incentive for Mr. Moodispaw is the performance-based common stock option plan described above; thus, it has tasked Mr. Moodispaw, by April 30, 2006 (extended to July 31, 2006), to suggest appropriate timing for execution of such a plan.

John G. Hannon

Robert W. Hicks

Anthony M. Johnson

Ray M. Keeler

Marie S. Minton

Arthur L. Money

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the federal securities laws.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate compensation paid or accrued for services rendered during the last three fiscal years by the Chief Executive Officer and the five other most highly compensated executive officers who served as such at the end of, or during, the last fiscal year and whose total compensation exceeded $100,000.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($) (2)
Leonard E. Moodispaw (3) President, Chief Executive Officer, Chairman and Director	2005 2004 2003	288,496 255,024 192,556	100,000 100,000 75,000	— — 30,000	45,989 12,966 5,777

Terry M. Turpin Senior Vice President, Chief Scientist and Director	2005 2004 2003	200,096 204,774 164,706	20,000 30,000 35,000	10,000 — 30,000	9,450 10,394 5,269

Rudolf Liskovec, Jr. (4) Vice President	2005 2004 2003	200,096 195,660 201,845	75,000 107,000 52,000	17,500 20,000 40,000	9,450 7,003 9,418

James J. Devine (5) Executive Vice President and General Manager	2005 2004	200,096 177,008	20,000 50,000	5,000 50,000	9,450 8,960

Lisa G. Jacobson (6) Executive Vice President and Chief Financial Officer	2005 2004	200,096 96,200	— 15,000	7,500 40,000	9,450 4,335

Stephen E. Tate (7) Executive Vice President	2005	175,051	—	21,000	2,878

(1)	Includes amounts deferred at the election of the named executive officer pursuant to Section 401(k) of the Internal Revenue Code (“401(k)”).
(2)	Represents matching 401(k) contributions made on behalf of the respective named executive officer pursuant to Essex’s Retirement Plan and Trust. Excludes other perquisites and benefits not exceeding the lesser of $50,000 or 10% of each named executive officer’s total annual salary and bonus.
(3)	Although employees may exceed their vacation accrual limits, within the calendar year, they may not carry over any accrual greater than that limit to the next calendar year. Any balance in excess of the accrual limit will be paid to employees in their paycheck following the final timesheet of the year. Mr. Moodispaw received vacation pay in the amount of $36,539 in January 2005. This amount is included in the All Other Compensation column above.
(4)	Mr. Liskovec was hired on May 5, 2003. Prior to that time, Mr. Liskovec was a self employed consultant on direct program work for Essex and was paid $4,620 in the period October – December 2002 and $90,860 in the period January 2003 – April 2003. The amount paid in 2003 for consulting is included in salary in the table above. Mr. Liskovec was paid signing and other bonuses in 2003 of $32,000.
(5)	Mr. Devine was hired on February 9, 2004.
(6)	Ms. Jacobson was hired on July 6, 2004.

(7)	Mr. Tate became an Executive Vice President of Essex upon the Windermere Acquisition. Immediately prior to his employment with Essex and in connection with the acquisition of Windermere, pursuant to an oral agreement between Mr. Tate and Essex, Essex paid Mr. Tate a $1.7 million finder’s fee for the acquisition that is not included in the above compensation table. To the extent any earn-out is payable to the sellers in connection with the acquisition of Windermere, Mr. Tate will also receive and additional fee equal to 2.5% multiplied by such earn-out amount, up to a maximum $750,000. Mr. Tate’s 2006 annualized compensation was $220,000. Mr. Tate resigned effective Friday, April 28, 2006 to pursue personal interests.

The following table shows for the fiscal year ended December 31, 2005 for the persons named in the Summary Compensation Table, information with respect to options to purchase Common Stock granted during 2005.

Stock Option Grants

For Fiscal Year Ended December 31, 2005

Name	Number of Securities Underlying Options Granted		% Of Total Options Granted to Employees in 2005	Exercise Price Per Share	Expiration Date	Potential realizable value at assumed annual rates of stock price appreciation for option term
						5%	10%
Leonard E. Moodispaw	—		—	$—	—	$—	$—

Terry M. Turpin	5,000	(1)	0.6	$17.23	01-23-12	$121,222	$167,882
	700	(2)	0.1	$16.94	12-29-12	$16,685	$23,108
	4,300	(2)	0.5	$16.94	12-29-10	$92,967	$117,313

Rudolf Liskovec	1,650	(3)	0.2	$22.07	09-11-12	$51,240	$70,964
	8,350	(3)	1.1	$22.07	09-11-12	$259,307	$359,118
	7,500	(2)	1.0	$16.94	12-29-10	$162,152	$204,615

James J. Devine	5,000	(2)	0.6	$16.94	12-29-10	$108,101	$136,410

Lisa G. Jacobson	7,500	(2)	1.0	$16.94	12-29-10	$162,152	$204,615

Stephen E. Tate	20,000	(4)	2.6	$16.19	05-09-12	$455,619	$630,995
	1,000	(2)	0.1	$16.94	12-29-10	$21,620	$27,282

(1)	Such options became exercisable beginning January 24, 2005.
(2)	Such options became exercisable beginning December 30, 2005.
(3)	Such options became exercisable beginning September 12, 2005.
(4)	Such options became exercisable beginning May 10, 2005.

The following table shows for the fiscal year ended December 31, 2005 for the persons named in the Summary Compensation Table, information with respect to option exercises and fiscal year end values for unexercised options.

Aggregated Option Exercises and Option

Values for Fiscal Year Ended December 31, 2005

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End #		Value of Unexercised In-the-Money Options at FY-End $ (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard E. Moodispaw	—	$—	395,000	—	$5,752,300	$—
Terry M. Turpin	—	$—	232,000	—	$3,122,370	$—
Rudolf Liskovec	53,953	$1,076,138	33,547	—	$138,167	$—
James J. Devine	14,889	$181,990	5,000	23,800	$550	$205,870
Lisa G. Jacobson	—	$—	47,500	—	$351,325	$—
Stephen E. Tate	—	$—	7,175	13,825	$5,421	$11,890

(1)	Market value of underlying securities based on the closing price of Essex’s Common Stock on December 30, 2005 (last trading day of fiscal 2005) on the Nasdaq National Market of $17.05 minus the exercise price.

Compensation Committee Interlocks and Insider Participation

Messrs. Hannon, Hicks, Johnson, Keeler and Money and Ms. Minton serve as the committee of independent directors that functions as our compensation committee, and served on this committee during 2005. None of these individuals is currently, or was during 2005, one of our officers or employees. In addition, none of these individuals serves as a member of the board of directors or on the compensation committee of any company that has an executive officer serving on our Board of Directors or our committee of independent directors that functions as our compensation committee.

PERFORMANCE GRAPH

Comparison of 5 Year Cumulative Return Among Essex Corporation,

Communication Equipment Companies, Government IT Services Companies,

The S&P 500 and The Nasdaq Composite

The Stock Performance graph was plotted using the following data:

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
Essex Corporation	100.00	343.78	131.89	406.05	875.68	737.30
Communication Equipment Companies (1)	100.00	105.10	99.17	142.98	244.14	307.38
Government IT Services Companies (2)	100.00	101.79	196.78	182.59	256.54	322.53
S&P 500	100.00	86.96	66.64	84.22	91.79	82.49
Nasdaq Composite	100.00	60.71	47.93	32.82	49.23	53.46

(1)	Communication Equipment Companies include: Applied Signal Technology Inc., Harris Corp, Argon ST Inc.
(2)	Government IT Services Companies include: Anteon International Corp., CACI International Corp., Dynamics Research Corp.,
ManTech International Corp., Maximus Inc., MTC Technologies Inc., SI International Inc., SRA International Inc

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2005 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance (Excluding Column (a)) (c)
Equity compensation plans approved by security holders	2,237,745	$9.45	1,167,211

Equity compensation plans not approved by security holders (1) (2)	431,825	$2.61	7,550

TOTAL	2,669,570		1,174,761

(1)	Represents shares of Common Stock underlying non-qualified stock options issued outside of any formal plan. Generally, options granted outside equity compensation plans have grant prices equal to or greater than the fair market value of the underlying stock on the grant date and have a term of 10 years. The Board will adjust non-plan awards to make appropriate adjustments in the number of shares underlying options in the event of a stock split, merger, or other change in capital structure of the Company. Other specific conditions of the awards, such as vesting and termination provisions, are individually determined.
(2)	Includes remaining 28,325 options issued at below market prices in exchange for fully vested outstanding options of SDL.

Defined Contribution Retirement Plan

The Company currently has two qualified defined contribution retirement plans.

The first is the Essex Corporation Retirement Plan and Trust: a qualified defined contribution retirement plan which includes a 401(k) salary reduction feature for its employees. This plan calls for an employer matching contribution of up to 4.5% of eligible employee compensation under the salary reduction feature and a discretionary contribution as determined by the Board of Directors. We did not make any discretionary contribution between 2002 and 2005. The total authorized contribution under the matching contribution feature of this plan was approximately $890,000 in 2005, $458,000 in 2004 and $130,000 in 2003. All employee contributions are 100% vested at all times and our contributions, prior to 2004, vested based on length of service. In accordance with the retirement plan and trust, as amended in 2004, employees vested 100% in our contributions. Vested contributions are distributable and benefits are payable only upon death, disability, retirement or break in service. Participants may request that their accrued benefits under the Section 401(k) portion of the plan be allocated among various investment options established by the plan administrator.

The second Company qualified defined contribution retirement plan is the Windermere 401(k) Plan. Participants under the plan may elect to defer their compensation by a specific percentage or dollar amount and have that amount contributed to the plan on a pre-tax basis as a salary deferral. The plan includes an employer matching contribution of up to 2%, increased on

March 1, 2006, to 3.5% of gross compensation during the period of contribution. The total authorized contribution under the matching contribution feature of this plan was approximately $381,000 for plan year 2005. All employee and employer contributions are 100% vested. Plan balances are distributable and benefits are payable only upon death, disability, retirement or termination of employment. Participants allocate their deferrals among various investment options available within the plan’s portfolio as established by the plan administrator. The Windermere plan will be consolidated into the Essex plan by December 31, 2006.

We terminated the qualified defined contribution and profit sharing retirement plan of one of our acquired companies, SDL, in December 2004. Under this plan, we recognized the required contributions of 8% or approximately $216,000 and $154,000 and additional contributions of 5% or approximately $135,000 and $96,000, for 2004 and for the period since acquisition, March 1, 2003 to December 28, 2003, respectively.

Our contributions under these plans for the persons referred to in the Summary Compensation Table are included in that table.

Employee Incentive Performance Award Plan

We have an employee incentive performance award policy under which bonuses are distributed to employees. All employees are eligible to receive such awards under flexible criteria designed to compensate for superior division and individual performance during each fiscal year. Awards are generally recommended annually by management and approved by the Board of Directors. These awards may be constrained by our overall financial performance. In 2005, we paid or accrued approximately $1.0 million. Of that amount, $215,000 was included in the amount awarded under this plan to the persons named in the Summary Compensation Table. In 2004, we paid or accrued approximately $1.3 million, including the $302,000 awarded under this plan to the persons named in the Summary Compensation Table. In 2003, we paid or accrued approximately $269,000, including the $162,000 awarded to the persons named in the Summary Compensation Table, under this plan.

Employee Stock Purchase Plan

We have an Employee Stock Purchase Plan, or ESPP, to provide our employees with an opportunity to purchase our Common Stock through accumulated payroll deductions and direct payments. The ESPP, established in 2004, qualifies as an “Employee Stock Purchase Plan” under Section 423 of the Code. The purchase price per share for shares purchased under the ESPP is 85% of the fair market value per share of our Common Stock on the respective purchase date. One million of our unissued shares were reserved for the ESPP. The ESPP purchased 15,385 and 2,582 shares of our Common Stock on behalf of the Company’s employees in 2005 and 2004, respectively. For March 31, 2006, 5,841 shares were purchased. The available balance in the ESPP as of May 3, 2006 is 976,192 shares.

Options to Purchase Securities

The Company has established several stock option and stock appreciation rights plans. These plans provide for the grant of options to purchase shares of our Common Stock which qualify as incentive stock options (under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code) to persons who are our employees, as well as non-qualified options (which do not so qualify) to be issued to persons or consultants, including those who are not employees. These plans provide for awards which include, without limitation, options, stock appreciation rights, sales or bonuses of restricted stock, restricted stock units and dividend equivalent rights, and an award may consist of one such security or benefit, or any combination. The exercise price of an incentive stock option or non-qualified stock option under the plans may not be less than the “fair market value” of the shares at the time of grant; the appreciation base price of SARs are determined in the discretion of the Board of Directors except that the SAR appreciation base price may not be less than 100% of the fair market value of a share of Common Stock on the grant date with respect to awards to persons who are officers or directors of the Company. These Plans reserve 2,228,351 shares of Common Stock for issuance. As of May 3, 2006, there were 193,363 shares available for future grants of options or SARs under the Plans.

We grant non-plan, non-qualified options from time to time directly to certain parties. In 2003, we issued such options for 30,000 shares to Terry Turpin, our Chief Scientist. We did not grant any non-plan, non-qualified options in 2005 or 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to our acquisition of Windermere Group, LLC (“Windermere”), Windermere leased certain office facilities from an entity in which certain members of the sellers had significant interests. In addition, Stephen E. Tate, an Executive Vice President of Essex, is the son of Raymond T. Tate, who until December 31, 2005 was the Executive Vice President and General Manager of Windermere, is the brother of three of the members of the entity, but does not have a direct ownership interest in the entity. The lease is for 68,853 square feet and runs through February 28, 2009. The annual rent is approximately $900,000 through 2008 and $150,000 in 2009. In 2005, the Company paid approximately $703,000 for the 10 months of occupancy since acquisition. The total rent obligation is approximately $2.8 million and is included in our contractual cash obligations.

In addition, pursuant to an oral agreement between Stephen E. Tate, who became an Executive Vice President of Essex upon the Windermere acquisition, and Essex, Essex paid Stephen E. Tate a $1.7 million finder’s fee in connection with the Windermere acquisition. To the extent any earn-out is payable to the sellers in connection with the acquisition of Windermere, the Company will be obligated to pay Stephen E. Tate an additional fee equal to 2.5% multiplied by such earn-out amount, up to a maximum $750,000.

During 2005, Stephen E. Tate, the son of Raymond T. Tate, who until December 31, 2005 was the Executive Vice President and General Manager of Windermere, received $175,051 in salary and options to purchase 21,000 shares of Essex Common Stock, of which 13,350 are vested as of March 1, 2006. Stephen E. Tate also participates in employee benefit plans available to all employees, including, without limitation, the Windermere 401(k) plan. Mr. Tate resigned effective April 28, 2006.

Michelle Moodispaw, the daughter of Leonard E. Moodispaw, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, was hired as part-time Associate General Counsel of the Company on June 29, 2005. During 2005, Ms. Moodispaw received $20,547 in salary and options to purchase 1,000 shares of Essex Common Stock, which are fully vested. Ms. Moodispaw also participates in employee benefit plans available to all employees, including, without limitation, the Essex Corporation Retirement Plan and Trust.

Raymond D. Tate, who until December 31, 2005 was the Executive Vice President and General Manager of Windermere, the father of Stephen E. Tate, was retained as a consultant and is remunerated on an hourly basis. Mr. Tate’s consulting contract is being terminated effective May 31, 2006.

Our Board of Directors has adopted a policy that transactions over $60,000 between Essex and our officers, directors, principal shareholders and their affiliates must be (i) approved by a majority of the disinterested directors and (ii) on terms no less favorable to us than could be obtained from unaffiliated third parties.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, eight (8) directors of the Company will be elected, each to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. Each of the nominees named below have consented to serve if elected. In case any of the nominees is not a candidate for director at the Annual Meeting, an event which management does not anticipate, it is intended that the enclosed proxy will be voted by the proxy holder for a substitute nominee, if any, designated by the Board of Directors, unless the authority to vote for the management nominee(s) is withheld in the proxy. All of the nominees named below are current directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Biographical information for each nominee is set forth below:

Directors/Nominees

John G. Hannon, age 68, was elected a Director of Essex in September 2000. From early 2000 to 2002, Mr. Hannon was the managing member of Networking Ventures, L.L.C., a privately held company that invested in technology companies. From 1979 to March 2000, Mr. Hannon served as the Chief Executive Officer of Pulse Engineering, Inc. an information security and signals processing company which was sold in March 2000. Mr. Hannon started his business career in 1963 after serving in the United States Marine Corps. Since that time, he has been involved in numerous entrepreneurial ventures. He is a past Director of the Armed Forces Communications and Electronics Association.

Robert W. Hicks, age 68, was elected a Director of Essex in August 1988. He has been an independent consultant since 1986. During this period he was engaged for three and one-half years by the State of Maryland Deposit Insurance Fund Corporation as Receiver of several savings and loan associations, first as an Agent and then as a Special Representative (both court-approved positions). He was a principal officer and stockholder in Asset Management & Recovery, Inc., a consulting firm which primarily provided services, directly and as a subcontractor, to the Resolution Trust Corporation and law firms engaged by the Resolution Trust Corporation. Mr. Hicks is also a Director and the Corporate Secretary of the Kirby Lithographic Company, Inc., where he is also a consultant. In 1998 he formed Hicks Little Company, LLC for the purpose of conducting consulting activity.

Anthony M. Johnson, age 51, was elected a Director of Essex in April 2004. Dr. Johnson became the Director of the Center for Advanced Studies in Photonics Research (CASPR) in 2003 and is a Professor of Physics and a Professor of Computer Science & Electrical Engineering at the University of Maryland, Baltimore County (UMBC). He was the Chairperson & Distinguished Professor of the Department of Applied Physics and Professor of Electrical and Computer Engineering at the New Jersey Institute of Technology from 1995 to 2003. Prior to this, from 1981 until 1995, he was a Member of Technical Staff at AT&T Bell Laboratories in Holmdel, NJ. In 2002, he served as the President of the Optical Society of America and is a Fellow of the American Physical Society, the American Association for the Advancement of Science, the Institute of Electrical and Electronics Engineers, the Optical Society of America, and a Charter Fellow of the National Society of Black Physicists. He received his B.S. in Physics (Magna Cum Laude) in 1975 from Polytechnic Institute of New York, and his Ph.D. in Physics from City College of New York in 1981.

Ray M. Keeler, age 74, was elected a Director of Essex in July 1989. Since 1986, he has been an independent consultant to both industry and government organizations in areas related to national and tactical intelligence programs. Mr. Keeler served on the Board of Directors of SEDC from December 1987 through April 1989. From 1988 to November 1995, he was President of CRYTEC, Inc., a service company providing management, business development and technical support to companies involved in classified cryptologic projects. Since December 1995, he has been a consultant to companies involved in national technical intelligence programs. From 1982 to 1986, Mr. Keeler was Director of Program and Budget for the NSA. He received a Bachelor of Arts degree from the University of Wisconsin-Madison in 1957.

Marie S. Minton, age 44, was elected a Director of Essex in December 2000. In late 2003, Ms. Minton formed Transition Finance Strategies, LLC, an investment company that invests in small businesses in the professional services areas. From 1994 to June 2003, Ms. Minton was a Managing Director and the Chief Financial Officer of Global Environment Fund, an international private equity investment management firm. Before joining GEF, Ms. Minton was the Vice President of Finance for Clean Air Capital Markets Corporation, a boutique investment banking firm. From 1986 through 1993, Ms. Minton was an Audit Manager in the Entrepreneurial Services Division of Ernst & Young. Ms. Minton graduated from the University of Virginia in 1986 with a Bachelor of Science degree in Commerce. She is a member of the Virginia Society and American Institute of Certified Public Accountants, the Washington Society of Investment Analysts, or WSIA, and the CFA Institute. She serves as a faculty member for the WSIA’s CFA Education Program. Ms. Minton is a Certified Public Accountant and a Chartered Financial Analyst. Ms. Minton volunteers as a Girl Scout leader and a host family for the Children of Chernobyl program.

Arthur L. Money, age 66, was elected a Director of Essex in January 2003. Mr. Money served as the Assistant Secretary of Defense for Command, Control, Communication and Intelligence (C3I) from October 1999 to April 2001. Prior to his Senate confirmation in that role, he was the Senior Civilian Official, Office of the ASD (C3I) from February 1998. Mr. Money also served as the Chief Information Officer for the Department of Defense from 1998 to 2001. From 1996 to 1998, he served as Assistant Secretary of the Air Force for Research, Development and Acquisition, and as CIO for the Air Force. Prior to his government service, Mr. Money held senior management positions (including President) with ESL Inc., a subsidiary of TRW, and the TRW Avionics and Surveillance Group. Mr. Money serves on numerous United States Government Panels, Boards and Commissions. He additionally serves on many U.S. Company Boards, Advisory Boards and Advisory Groups. Mr. Money is a member of the Board of Directors of the following public companies: Silicon Graphics, Inc., SafeNet, CACI International, Inc., Intelli-Check, Inc., Terremark Worldwide, Inc., Intevac, Inc. Mr. Money received a Bachelor of Science degree in Mechanical Engineering from San Jose State University in 1965, a Master of Science degree in Mechanical Engineering from University of Santa Clara in 1970 and attended the Harvard Executive Security Program in 1985 and the Program for Senior Executives at the Massachusetts Institute of Technology in 1988.

Leonard E. Moodispaw, age 63, President, Chief Executive Officer and Director of Essex, rejoined Essex in 1998. Mr. Moodispaw became Chairman of the Board of Directors in

November 2005. He held the office of Chief Operating Officer until September 2000 when he was elected Chief Executive Officer. Mr. Moodispaw was an employee and consultant with Essex during 1988 to 1993. From 1988 to 1993, he was President of the former Essex subsidiary, System Engineering and Development Corporation, or SEDC, and later served as Essex Chief Administrative Officer and General Counsel. From April 1994 to April 1998, Mr. Moodispaw was President of ManTech Advanced Systems International, Inc., a subsidiary of ManTech International Corporation. From 1965 to 1978, Mr. Moodispaw was a senior manager in the National Security Agency, or NSA. After leaving the NSA he was engaged in the private practice of law. He is the Founder of the Security Affairs Support Association that brings government and industry together to solve problems of mutual interest. He also serves as a member of the board of directors of Griffin Services, Inc., a subsidiary of Vosper-Thornycroft, a UK company. He received a Bachelor of Science degree in Business Administration from the American University in Washington, D.C. in 1965, a Master of Science degree in Business Administration from George Washington University in Washington D.C. in 1969 and Juris Doctor in Law from the University of Baltimore, Maryland in 1977. He likes sandy beaches and takes pride in accomplishing things.

Terry M. Turpin, age 63, was elected a Director of Essex in January 1997, he became our Senior Vice President and Chief Scientist for Essex, positions he has held since 1996. He joined Essex through merger with SEDC where he was Vice President and Chief Scientist from September 1984 through June 1989. Currently Mr. Turpin is the Chairman of the Industrial Advisory Board for the Optoelectronic Computing Center at the University of Colorado. From December 1983 to September 1984 he was an independent consultant. From 1963 through December 1983, Mr. Turpin was employed by the NSA. He was Chief of the Advanced Processing Technologies Division for ten years. He holds patents for optical computers and adaptive optical components. Mr. Turpin represented the NSA on the Tri-Service Optical Processing Committee organized by the Under Secretary of Defense for Research and Engineering. He received a Bachelor of Science degree in Electrical Engineering from the University of Akron in 1966 and a Master of Science degree in Electrical Engineering from Catholic University in Washington, D.C. in 1970.

Executive Officers

Biographical information for each executive officer, in addition to Mr. Moodispaw and Mr. Turpin, is set forth below:

Kimberly J. DeChello, age 45, joined Essex in May 1987 and has served in various administrative and management capacities. She was elected Vice President in December 2003, appointed Corporate Secretary in January 1988 and Chief Administrative Officer in November 1997. Ms. DeChello is responsible for corporate administration, human resources, stock/stock option administration and assists with investor relations. Ms. DeChello received a Master of Science degree in Human Resources Management in 2000 from the University of Maryland. Ms. DeChello also holds an Associate of Arts degree in Accounting and a Bachelor of Science degree in Criminal Justice/Criminology from the University of Maryland. She enjoys dancing and bird watching. She participates in the Smithsonian’s Neighborhood Nest Watch Program where she assists in catching, banding and data collection of birds in her backyard.

James J. Devine, age 67, Executive Vice President and General Manager for the Government Services Sector of the Company, joined Essex in February 2004. From November 2000 through

January 2004 he was a Principal at Booz Allen Hamilton leading the Corporate Enterprise and Mission Operations lines of business supporting the Intelligence Community. From 1964 to 2000, Mr. Devine was a senior executive at the NSA. He served three overseas assignments in Europe and Asia and led two of the major NSA Directorates during his 36 year career. He holds a Bachelor of Science in Engineering from Johns Hopkins University and a Master of Engineering Administration from George Washington University. He is a graduate of the National War College. He enjoys golf (despite never having broken 100), hiking, cross country skiing, and travel.

Fred Funk, age 40, joined Essex in January 2004 as Vice President, Corporate Development. Mr. Funk is responsible for all merger and acquisition activities for Essex. To date, Mr. Funk has led the acquisition and integration efforts for three significant acquisitions. From 2002 to 2003, he was Vice President for Systems Alliance, a privately held software and professional services company. From 2000 to 2002, he held executive positions at Aether Systems, a publicly traded wireless data company. From 1999 to 2000, he was Executive Director of Client Services for Caliber Learning Network, a publicly traded e-learning software and services company. From 1995 to 1999, Mr. Funk worked for Arthur Andersen Business Consulting, advising middle market clients on strategy and technology. From 1989 to 1995, Mr. Funk held a variety of technical and management positions for Westinghouse Electronic Systems Group (now Northrop Grumman). He holds a Master of Science degree in Business Administration from the University of Maryland, and a Bachelor of Science degree in Industrial Engineering and Operations Research from Virginia Tech. Mr. Funk is active in the technology community, has served on several corporate advisory boards of privately held companies, and is a frequent public speaker. He enjoys collecting wine and traveling.

Lisa G. Jacobson, age 47, Executive Vice President and Chief Financial Officer for the Company, joined Essex in July 2004. From 2000 to fall of 2003 she was Chief Financial Officer for ACS Government Services, Inc. (ACS-GS), a subsidiary of Fortune 500 ACS, Inc. She continued as Chief Financial Officer following the acquisition of ACS-GS by Lockheed Martin Government Services Group, Inc. in 2003 until her departure in spring 2004. ACS-GS provided commercial solutions as well as engineering and technology services to the U.S. Government and other customers. Annual revenue for ACS-GS for fiscal 2003 was reported by the company to be approximately $700 million. From 1990 to November 2000, Ms. Jacobson was Director, Accounting and Financial Management Division of the U.S. Government Accountability Office (“GAO”). From 1979 to 1987, and from 1989-90 she was at Deloitte & Touche, where her final position was Senior Manager. She was a GAO Fellow from 1987 to 1989. She is a Certified Public Accountant and holds a Bachelor Degree in Accounting from Oklahoma State University.

Edwin M. Jaehne, age 53, joined Essex Corporation as Vice President and Chief Strategy Officer in 2003. He is a veteran entrepreneur with over 20 years of international experience as an executive of information technology companies. He is experienced in creating rapid growth companies as well as in the strategic acquisition and merger of companies to form strong solutions focused companies in both the communications and government markets. As Chief Strategy Officer, Mr. Jaehne is focused on the strategic growth of Essex, expanding on existing technology and capabilities, and creating product and service lines for both the commercial and government markets. From 2000 until 2003 he operated a consulting sole proprietorship providing services to clients, including Essex. From 1996 until 2003 he served as either President or Chief Operating Officer of several information technology companies, where he led many successful mergers and acquisitions. He started his first company, Jaehne Associates, LTD (an information security consultancy), in 1983, which he sold in 1988 to ManTech International, Inc. From 1988 until 1996, he served as President of ManTech Strategic Associates, Ltd. Mr. Jaehne has a diverse educational background. In 1975 he earned two Bachelor of Arts degrees (Physics and Russian) from the University of Utah. Mr. Jaehne continued at the University of Utah to earn a Master of Arts degree in Physics (1976). In 1977, he earned a Master of Arts in the History and Philosophy of Science at the University of Toronto, Toronto, Canada.

Ronald M. Klash, age 43, joined Essex Corporation in November 2004 as Vice President and Controller. He was appointed Treasurer in May 2005. From August 2003 until joining Essex in 2004, he was Chief Financial Officer for ACS Educational Solutions, Inc., a subsidiary of Fortune 500 ACS, Inc. and Senior Business Operations Manager for Lockheed Martin Government Services Group, Inc. From 1996 to August 2003, Mr. Klash was the Corporate Controller of ACS Government Services, Inc. (ACS-GS) and Intellisource Inc. (for which a majority of the assets were purchased by ACS-GS). ACS-GS provided commercial solutions as well as engineering and technology services to the U.S. Government and other customers. Annual revenue for ACS-GS for fiscal 2003 was reported by the company to be approximately $700 million. Prior to joining Intellisource, Mr. Klash held various responsible positions with Raytheon STX Corporation, U.S. Airways, Inc. and Computer Data Systems, Inc. (which was purchased by ACS-GS). He is a certified public accountant and holds a Bachelor of Science degree in Accounting from West Liberty State College in West Virginia. He enjoys golfing with his son.

Rudolf (Rudy) Liskovec, age 53, joined Essex in 2003 as Vice President of Essex’s Technical Services Group. Mr. Liskovec provides leadership to Essex technology professionals that support enterprise-wide, life-cycle engineering and technical services, application development, systems integration and business process reengineering to systems of national importance. Mr. Liskovec has 25 years of international management and engineering experience where he has developed a track record of excellence in organizational development, operational and engineering management, business development, and systems engineering. During 2002-2003, Mr. Liskovec was President/Chief Executive Officer of Lisk Technical Services, LLC, a consulting firm to government contractors, including Essex. From 2001 to 2002, Mr. Liskovec was a director for the communications and networks group of General Dynamics and from 1993 to 2001 he was an Executive Vice President for ManTech International. He holds a Master of Science degree (honors) in Computer Information Systems from Boston University, a Bachelor of Science degree (Cum Laude) in Computer Science from the University of Maryland and a Bachelor of Science degree (Summa Cum Laude) in Business Management from the University of Maryland.

Diane Moberg, age 50, joined Essex Corporation in December 2005 as Vice President, Risk Management. Prior to joining Essex she worked for ManTech International Corporation for 22 years in various finance and compliance positions, including Corporate Controller and Sr. Vice President of Corporate Compliance. During her career, Ms. Moberg also worked for five years collectively as a senior auditor with the Defense Contract Audit Agency, the Environmental Protection Agency and the National Security Agency. Ms. Moberg is a Certified Public Accountant and holds a Bachelor of Science Degree in Accounting from the University of Baltimore.

PROPOSAL 2 - AMENDMENT AND RESTATEMENT OF THE ESSEX

CORPORATION 2004 STOCK INCENTIVE PLAN

General

The Company’s stockholders are asked to approve an amendment and restatement of the Company’s 2004 Stock Incentive Plan (the “2004 Plan”). Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Stockholders abstaining from voting on Proposal No. 2 will be counted for purposes of determining a quorum, but will not be counted for any other purpose. Broker non-votes will not be considered as present or voting, and as such each will have no effect on the vote for this proposal.

Subject to stockholder approval, the Board of Directors of the Company amended and restated the 2004 Plan in February 2006, to increase the number of shares reserved for issuance under the 2004 Plan by 500,000 shares from 1,300,000 shares to 1,800,000 shares, subject to adjustment in the event of a stock split, stock dividend, or other similar change in the Common Stock or capital structure of the Company. The 2004 Plan is intended to enable the Company to attract and retain the best available personnel for positions, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. The Board believes that the Company’s long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 PLAN.

A general description of the principal terms of the 2004 Plan as amended and restated is set forth below. This description is qualified in its entirety by the terms of the amended and restated 2004 Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference.

General Description

Purpose. The purpose of the 2004 Plan is to provide the Company’s employees, directors and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

As of May 3, 2006, options to purchase 1,166,074 shares had been granted under the 2004 Plan of which options to purchase 917,537 shares were outstanding. As of May 3, 2006, no shares of restricted stock had been granted under the 2004 Plan. As of May 3, 2006, the number of officers, employees, consultants and directors of the Company and its related entities that were eligible to receive grants under the 2004 Plan was approximately 800 persons.

Shares Reserved for Issuance under the 2004 Plan. If the amendment and restatement of the 2004 Plan is approved by the stockholders, the number of shares reserved for issuance under the

2004 Plan will be increased by 500,000 shares from 1,300,000 shares to 1,800,000 shares, subject to adjustment only in the event of a stock split, stock dividend, or other similar change in the Common Stock or capital structure of the Company. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a fiscal year of the Company is 500,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is 500,000 shares.

Administration. The 2004 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and Section 162(m) of Code.

Terms and Conditions of Awards. The 2004 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights (collectively referred to as “awards”). Stock options granted under the 2004 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 2004 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s Common Stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above section of this Proposal 2 “Shares Reserved for Issuance under the 2004 Plan”), to approve award agreements for use under the 2004 Plan, to determine the terms and conditions of any award, to construe and interpret the terms of the 2004 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2004 Plan as the Administrator deems appropriate.

Each award granted under the 2004 Plan shall be designated in an award agreement. In the case of an option, the option shall be designated as either an incentive stock option or a nonqualified stock option. To the extent that the aggregate fair market value of shares of the Company’s Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options.

The term of any award granted under the 2004 Plan may not be for more than seven years (or five years in the case of incentive stock options granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award.

The 2004 Plan authorizes the Administrator to grant options at an exercise price not less than 100% of the fair market value of the Common Stock on the date the option is granted (or 110%, in the case of incentive stock options granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of a stock appreciation right, the base amount on which the stock appreciation is calculated shall be not less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price is generally payable in cash, check, shares of Common Stock or with respect to options, payment through a broker-dealer sale and remittance procedure.

The 2004 Plan provides that (a) any reduction of the exercise price of any option awarded under the 2004 Plan shall be subject to stockholder approval and (b) canceling any option awarded under the 2004 Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval.

Under the 2004 Plan, the Administrator may establish one or more programs under the 2004 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2004 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees. The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2004 Plan.

Termination of Service. An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2004 Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Transferability of Awards. Under the 2004 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will or by the laws of descent or distribution and to the extent provided in the award agreement. The 2004 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

Section 162(m) of the Code. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a fiscal year of the Company is

500,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock of the Company and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to a “covered employee” under Section 162(m)(3) of the Code. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is 500,000 shares. In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The 2004 Plan contains the following list of performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share and (xviii) personal management objectives.

Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the 2004 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock of the Company, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction. Effective upon the consummation of a corporate transaction (as defined in the 2004 Plan), all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the award are assumed by the successor entity. In the event an outstanding award is not assumed or replaced by the successor entity in connection with a corporate transaction, the award shall automatically become fully vested and exercisable for all of the shares at the time represented by the award, immediately prior to the specified effective date of such corporate transaction.

Change in Control. In the event of a change in control (as defined in the 2004 Plan), all outstanding awards shall automatically become fully vested and exercisable for all of the shares at the time represented by the award, immediately prior to the specified effective date of such change in control.

Amendment, Suspension or Termination of the 2004 Plan. The Board may at any time amend, suspend or terminate the 2004 Plan. The 2004 Plan will terminate ten years from the date of its approval by the Company’s stockholders, unless terminated earlier by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain stockholder approval of any such amendment to the 2004 Plan in such a manner and to such a degree as required.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of 2004 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or guidance that may be issued by the Treasury Department under Section 409A of the Internal Revenue Code.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2004 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options. The grant of an incentive stock option under the 2004 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of Common Stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

To the extent that an SAR is settled in cash, such SAR will be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An SAR subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest.

Restricted Stock Units. Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such participant. Currently, how the additional tax, penalties and interest will be applied is unclear.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

New Plan Benefits

As of the date of this Proxy Statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options subject to stockholder approval of the amendment and restatement of the 2004 Plan. The benefits to be received by the Company’s directors, executive officers and employees pursuant to the amended and restated 2004 Plan are not determinable at this time.

AUDIT COMMITTEE REPORT

In performing its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s 2005 consolidated audited financial statements with the Company’s management. The Audit Committee also has discussed with the Company’s independent registered public accounting firm, Stegman & Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received written disclosures and the letter from the independent registered pubic accounting firm required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (which relates to the firm’s independence from the corporation and its related entities) and has discussed with the firm their independence from the Company.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s 2005 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including in respect of accountant’s independence. The Board of Directors has determined that Ms. Minton is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s independent registered public accounting firm are in fact “independent.”

Audit Committee

Robert W. Hicks, Chairman

Ray M. Keeler

Marie S. Minton

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the federal securities laws.

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has, upon recommendation of the Audit Committee, selected Stegman & Company as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006, and has further directed that the selection of such independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

Stegman & Company representatives will be present at the Annual Meeting to respond to appropriate questions.

This Proposal 3 must receive a greater number of affirmative votes than negative votes cast at the Annual Meeting to be approved. Abstentions and broker-non votes will have no effect on this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF STEGMAN & COMPANY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

RELATIONSHIP WITH INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Company uses Stegman & Company as its independent registered public accounting firm. The following table shows the fees that were billed to the Company by Stegman & Company for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004.

Fee Category	2005	2004
(In thousands)
Audit Fees	$89	$50
Audit-Related Fees	62	69
Tax Fees	15	13
All Other Fees	2	—

Total Fees	$168	$132

Audit Fees

This category includes fees for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included above under “Audit Fees”. These services include services in connection with acquisitions and stock offerings, including comfort letters to underwriters.

Tax Fees

In 2005, this category includes fees for tax return preparation and related tax services, and in 2004, this category includes fees for tax return preparation and related tax services and tax advice and tax planning.

All Other Fees

This category includes fees for products and services provided by Stegman & Company that are not included in the services reported above and out-of-pocket expenses consisting primarily of travel expenses.

Pre-Approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent registered public accounting firm. For audit services, each year the Company’s independent registered public accounting firm provides the committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the committee before the audit commences. The Company’s independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the committee before the audit commences.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during its most recent fiscal year and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the respective reporting persons during the fiscal year ended December 31, 2005, other than one filing each, for one transaction each, by Mr. Raymond Tate, Mr. Stephen Tate and Mr. Terry Turpin.

Other Business

The Company knows of no other matters to be brought before the Annual Meeting. If any other matter requiring a vote of the Stockholders is properly brought before the Annual Meeting, it is the intention of the persons appointed as proxies to vote with respect to any such matter in accordance with their best judgment.

It is important that proxies be returned promptly. Stockholders, whether or not they expect to attend the Annual Meeting in person, are urged to complete, sign and return the accompanying proxy in the enclosed envelope which requires no postage if mailed in the United States or use the internet to transmit voting instructions at www.proxyvote.com.

Stockholder Proposals for the 2007 Annual Meeting

All stockholder proposals intended to be presented at the 2007 Annual Meeting of the Company must be received by the Company not later than January 15, 2007, and must otherwise comply with the rules of the SEC for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Proposals should be delivered to Essex Corporation, 6708 Alexander Bell Drive, Columbia, MD 21046, Attention: Corporate Secretary.

Except in the case of proposals made in accordance with Rule 14a-8, stockholders intending to bring any business before the annual meeting of stockholders must deliver written notice thereof to the Secretary of the Company not less than 45 days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for its immediately preceding annual meeting of stockholders. The deadline for matters sought to be presented at the 2007 Annual Meeting is April 7, 2007. If a stockholder gives notice of such a proposal after the April 7, 2007 deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2007 annual meeting.

Annual Report and Consolidated Financial Statements

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

Reference Documents

UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE SECRETARY, ESSEX CORPORATION, 6708 ALEXANDER BELL DRIVE, COLUMBIA, MARYLAND 21046. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

BY ORDER OF THE BOARD OF DIRECTORS

KIMBERLY J. DECHELLO

Secretary

EXHIBIT A

ESSEX CORPORATION

2004 STOCK INCENTIVE PLAN

(as amended and restated February 23, 2006)

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Essex Corporation, a Virginia corporation, or any successor corporation that adopts the Plan in connection with a Corporate Transaction.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(aa) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb)”Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(dd) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ff) “Plan” means this 2004 Stock Incentive Plan.

(gg) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(hh) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 1,800,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by Section 422(b)(1) of the Code (and the corresponding regulations thereunder), the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (b) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Not-withstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant, who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share and (xviii) personal management objectives. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be 500,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options or SARs for up to an additional 500,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be 500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be no more than seven (7) years from the date of grant thereof (excluding any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award). However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement (excluding any period for which the Grantee has elected to defer the receipt of the Shares issuable pursuant to the Incentive Stock Option).

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Non-Qualified Stock Options and other Awards shall be transferable (i) by will or by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Incentive Stock Option or Non-Qualified Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of Non-Qualified Stock Options, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of SARs, the base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment,

shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period);

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12. Effective Date and Term of Plan. The Plan shall become effective upon its initial approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 12 above shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18. Plan History. The Plan initially became effective upon is approval by the stockholders on July 21, 2004. In February 2005, the Board approved an amendment and restatement of the Plan in order to increase the number of shares available for issuance thereunder by 300,000 shares from 1,000,000 to 1,300,000 and such amendment was approved by the stockholders of the Company in May 2005. In February 2006, the Board approved an amendment and restatement of the Plan in order to increase the number of shares available for issuance thereunder by 500,000 shares from 1,300,000 shares to 1,800,000 shares, with such amendment and restatement of the Plan to be effective only upon approval by the stockholders of the Company.

Directions to The Great Room at Historic Savage Mill

FROM I-95	MILES
• Take MD-32 East/Fort Meade	1.2

• Take the US-1 North & South exit towards Elkridge/Laurel and Turn Right (South) onto Rt. 1/Washington Blvd.	.5

• Turn Right on Gorman Road (follow Savage Mill signs)	.3

• Turn Right on Foundry Street	.2

• Turn Left on Baltimore Street	.1

• Turn Left on Fair Street and park in The West or “Main” Parking Lot. (follow sign to right)	.1

Park as far down in the parking lot as possible as Savage Mill is at the end of the lot.

The Great Room is located on Level 2 in the Old Weave Building. From Parking Lot, walk directly into New Weave Building. You will be on the upper level (Level 1). Go down stairs and continue straight to Old Weave Building. After entering Old Weave Building, follow to right and The Great Room will be directly in front of you.

ESSEX CORPORATION, 6708 Alexander Bell Drive, Columbia, Maryland 21046

Board of Directors Proxy for the Annual Meeting of Stockholders

The undersigned hereby appoints Leonard E. Moodispaw, Lisa G. Jacobson and Kimberly J. DeChello proxies with full power of substitution in them to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Essex Corporation to be held on June 22, 2006 at The Great Room at Historic Savage Mill, 8600 Foundry Street, Savage, Maryland at 10:00 a.m. (see proxy for further details), and at any adjournment or adjournments of such meeting, with all powers which the undersigned would possess if personally present. Without limiting the generality of the foregoing, said proxies are authorized to vote as follows:

1.	Election of Directors

    FOR all nominees listed below  ☐            WITHHOLD AUTHORITY  ☐

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

JOHN G. HANNON	MARIE S. MINTON
ROBERT W. HICKS	ARTHUR L. MONEY
ANTHONY M. JOHNSON	LEONARD E. MOODISPAW
RAY M. KEELER	TERRY M. TURPIN

2.	Ratify and approve an amendment and restatement of the Company’s 2004 Stock Incentive Plan to increase the number of shares reserved for issuance there under from 1,300,000 shares to 1,800,000 shares. (Board of Directors Favors a Vote For Approval.)

APPROVE  ☐         DISAPPROVE  ☐         ABSTAIN  ☐

3.	Ratify the appointment of Stegman & Company as independent registered public accounting firm for the company. (Board of Directors Favors a Vote For Approval.)

APPROVE  ☐         DISAPPROVE  ☐         ABSTAIN  ☐

4.	Act upon such other business as may properly come before the meeting.

Every properly signed Proxy will be voted in accordance with the specification made thereon. If not otherwise specified, this Proxy will be voted FOR the election of all director nominees and to approve the above stated proposals.

Receipt is hereby acknowledged of the Notice of Meeting and Proxy Statement of Essex Corporation dated May 15, 2006.

I will attend  ☐     I will not attend the Meeting  ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ESSEX CORPORATION.

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